Exhibit 4.2

_______________________________________________________________

RIGHTS AGREEMENT

DATED AS OF July 29, 2025

BETWEEN

XBP EUROPE HOLDINGS, INC.

AND

CONTINENTAL STOCK TRANSFER & TRUST COMPANY,

AS RIGHTS AGENT

_______________________________________________________________

TABLE OF CONTENTS

Page

1.	Certain Definitions	1

2.	Appointment of Rights Agent	7

3.	Issuance of Right Certificates	7

4.	Form of Right Certificates	9

5.	Countersignature and Registration	9

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates	10

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights	11

8.	Cancellation and Destruction of Right Certificates	13

9.	Status and Availability of Preferred Stock	13

10.	Preferred Stock Record Date	13

11.	Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights	14

12.	Certificate of Adjustment	19

13.	Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power	20

14.	Fractional Rights and Fractional Shares	21

15.	Rights of Action	22

16.	Agreement of Rights Holders	22

17.	Right Certificate Holder Not Deemed a Stockholder	23

18.	Concerning the Rights Agent	23

19.	Merger or Consolidation or Change of Name of Rights Agent	24

20.	Rights and Duties of Rights Agent	25

21.	Change of Rights Agent	28

22.	Issuance of New Right Certificates	28

i

23.	Redemption and Termination	28

24.	Exchange	29

25.	Notice of Certain Events	31

26.	Notices	31

27.	Supplements and Amendments	32

28.	Successors	32

29.	Benefits of this Agreement	32

30.	Severability	32

31.	Governing Law	32

32.	Counterparts	33

33.	Descriptive Headings and Construction	33

34.	Administration	33

35.	Force Majeure	33

ii

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”), dated as of July 29, 2025, is between XBP Europe Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent”).

The Board of Directors of the Company (the “Board”) has authorized and declared a dividend of one (1) preferred share purchase right (a “Right”) for each share of Common Stock (as defined) outstanding on the Close of Business on August 15, 2025 (the “Record Date”) and has authorized the issuance of one (1) Right with respect to each additional share of Common Stock issued by the Company between the Record Date and the earliest of (i) the Distribution Date, (ii) the Redemption Date and (iii) the Final Expiration Date, and additional shares of Common Stock that shall become outstanding after the Distribution Date as provided in Section 22 of this Agreement, each Right initially representing the right to purchase one one-thousandth (1/1,000) of a share of Preferred Stock (as defined), subject to adjustment, upon the terms and subject to the conditions hereof.

Accordingly, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.	Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)	“Acquiring Person” shall mean any Person who or which, together with any Related Persons of such Party, shall be the Beneficial Owner of thirty percent (30%) or more of the Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company duly approved by the Board, (iv) any entity holding Common Stock for or pursuant to the terms of any such employee benefit plan, (v) any person whose beneficial ownership equals or exceeds thirty percent (30%) of the Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company; provided that if a Person would, but for the provisions of this paragraph, become an Acquiring Person by reason of a repurchase of Common Stock by the Company and shall, after such repurchase by the Company, become the Beneficial Owner of any additional Common Stock at any time such that the Person is or thereby becomes the Beneficial Owner of thirty percent (30%) (or their respective Initial Percentage, in the case of a Grandfathered Person) or more of the Common Stock then outstanding (other than Common Stock acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed an Acquiring Person, (vi) an Exempt Person or (vii) any Person who or which, together with all Related Persons of such Person, at the Effective Time (after giving effect to any additional shares issuable pursuant to clause (iii) of the definition of Exempt Transaction), is a Beneficial Owner of thirty percent (30%) or more of the Common Stock then outstanding (a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder together with any Related Persons becomes, after such time, the Beneficial Owner (other than pursuant to grants or exercise of equity awards to a member of the Board or employee or any dividend or distribution on or reclassification of Company securities) of any additional Common Stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Common Stock then outstanding Beneficially Owned by such Grandfathered Stockholder together with any Related Persons) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Common Stock, such Person together with any Related Persons is not the Beneficial Owner of greater than such Person’s Initial Percentage; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below thirty percent (30%) (after giving effect to any additional shares issuable pursuant to clause (iii) of the definition of Exempt Transaction), such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder and this clause (vii) shall have no further force or effect with respect to such Person. For the avoidance of doubt, in the event that after the Effective Time, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Common Stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Common Stock that confers Beneficial Ownership of Common Stock shall be considered the acquisition of Beneficial Ownership of additional Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of this Agreement unless, upon such acquisition of Beneficial Ownership of additional Common Stock, such person together with any Related Persons is not the Beneficial Owner of greater than such Person’s Initial Percentage.

Notwithstanding the foregoing, if the Board, with the concurrence of a majority of the members of the Board who are not, and are not representatives, nominees or Related Persons of, such Person or an Acquiring Person (an “Disinterested Board Majority”), determines in good faith that a Person that would otherwise be an Acquiring Person has become such inadvertently (including because (x) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person or (y) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing, obtaining, or influencing the control, management or policies of the Company, and such Person divests as promptly as practicable a sufficient number of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an Acquiring Person has become so as a result of its actions in the ordinary course of its business that the Board determines by a Disinterested Board Majority, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the control, management or policies of the Company, then, and unless and until the Board shall otherwise determine by a Disinterested Board Majority, such Person shall not be deemed to be an Acquiring Person.

Notwithstanding the foregoing, no Person shall become an Acquiring Person solely as a result of an Exempt Transaction.

(b)	“Act” shall mean the Securities Act of 1933 (or any successor act), as amended and as may be in effect from time to time, and the rules and regulations promulgated thereunder.

(c)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(d)	A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”:

(i)	any securities that such Person or any of such Person’s Related Persons, owns directly or has the right, directly or indirectly, to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Rights;

(ii)	any securities that such Person or any of such Person’s Related Persons beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 of the General Rules and Regulations under the Exchange Act, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) on account of an agreement, arrangement or understanding to vote such security that (X) arises solely from a revocable proxy given to such Person or any of such Person’s Related Persons in response to a public proxy solicitation made pursuant to and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act, and (Y) is not also then reportable by such Person or any of such Person’s Related Persons on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)	any securities that are beneficially owned, directly or indirectly, by any other Person (or any Related Persons thereof), if such Person or any of such Person’s Related Persons, has any agreement, arrangement or understanding (whether or not in writing) with such other Person or any of such other Person’s Related Persons for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to Section 1(d)(ii) hereof) or disposing of any securities of the Company; or

(iv)	any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Related Persons, with the number of Common Stock deemed Beneficially Owned in respect of a Derivative Position being the notional or other number of Common Stock in respect of such Derivative Position (without regard to any short or similar position) that is specified in (i) one (1) or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Related Persons or (ii) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (i) or (ii) is greater), or if no such number of Common Stock is specified in such filings or documentation (or such documentation is not available to the Board), as determined by the Board in its reasonable discretion.

The term “Beneficial Ownership” shall have a corresponding meaning. Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to Beneficially Own hereunder.

(e)	“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(f)	“Close of Business” on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

(g)	“Common Stock” shall mean the common stock of the Company, $0.0001 par value per share, except that “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person (or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first mentioned Person).

(h)	“Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii).

(i)	“Current Per Share Market Price” shall have the meaning set forth in Section 11(d).

(j)	“Current Value” shall have the meaning set forth in Section 11(a)(iii).

(k)	“Derivative Position” shall mean any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any “swap” transaction with respect to any security, other than a broad based market basket or index) (any of the foregoing, a “Derivative”), whether or not presently exercisable, that (i) has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Company’s Common Stock or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Company’s Common Stock and that increases in value as the market price or value of the Company’s Common Stock increases or that provides an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Company’s Common Stock and (ii) is capable of being settled, in whole or in part, through delivery of cash or the Company’s Common Stock (whether on a required or optional basis, and whether such settlement may occur immediately or only after the passage of time, the occurrence of conditions, the satisfaction of regulatory requirements or otherwise), in each case regardless of whether (A) it conveys any voting rights in such Common Stock to any Person or (B) any Person (including the holder of such Derivative Position) may have entered into other transactions that hedge its economic effect.

(l)	“Distribution Date” shall mean the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date, or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or Exempt Persons) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person.

(m)	“Earning Power” shall have the meaning set forth in Section 13(c).

(n)	“Effective Date” shall have the meaning given to such term in the Plan.

(o)	“Effective Time” shall mean the occurrence of the issuance of New Parent Interests pursuant to the Plan on the Effective Date.

(p)	“Exchange Property” shall have the meaning set forth in Section 24(c).

(q)	“Exchange Ratio” shall have the meaning set forth in Section 24(a).

(r)	“Exchange Recipients” shall have the meaning set forth in Section 24(c).

(s)	“Excluded Person” shall have the meaning set forth in Section 11(a)(ii).

(t)	“Exempt Person” shall mean any Person that the Board determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of the Board by a Disinterested Board Majority; provided, that no Person shall qualify as an Exempt Person unless such determination is made prior to such time as any Person becomes an Acquiring Person; provided, further, that any Person will cease to be an Exempt Person if the Board by a Disinterested Board Majority makes a contrary determination with respect to such Person regardless of the reason therefor.

(u)	“Exempt Transaction” shall mean any transaction that (i) the Board by a Disinterested Board Majority determines is exempt from this Agreement, which determination shall be made in the sole and absolute discretion of such Disinterested Board Majority (provided, that no transaction shall qualify as an Exempt Transaction pursuant to this Section 1(t) unless such determination is made prior to such time as any Person becomes an Acquiring Person), (ii) is (A) a grant of equity awards to a member of the Board or employee (or any exercise thereof), (B) any dividend or distribution on or reclassification of Company securities or (C) any unilateral grant of securities by the Company that is (in the case of this clause (C)) declined by the recipient and returned or (iii) is entered into pursuant to that certain Amended and Restated Plan Support Agreement, dated as of April 24, 2025, by and among Exela Technologies, Inc. (“ETI”) and the other persons party thereto, including, without limitation, the “ETI Equity Distribution” as defined in the aforementioned Amended and Restated Plan Support Agreement, the Common Stock Purchase Warrant, dated on or about the date hereof, by and between the Company and affiliates of ETI (including any adjustments to the number of securities purchasable thereunder pursuant to the terms thereof) and the shares issuable thereunder, any purchase of shares pursuant to an “XBP Alternative Funding” as defined in the aforementioned Amended and Restated Plan Support Agreement, and any purchase of shares pursuant to the Tax Funding Agreement, dated on or about the date hereof, by and between the Company and the other parties named therein.

(v)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)	“Final Expiration Date” shall mean the Close of Business on January 29, 2027.

(x)	“Grandfathered Stockholder” shall have the meaning set forth in Section 1(a).

(y)	“Initial Percentage” in respect of any Person shall mean the percentage of the Common Stock then outstanding represented by the Common Stock that such Person, together with all Related Persons of such Person, at the Effective Time, is a Beneficial Owner of, as increased by the amount of stock issued in any subsequent Exempt Transaction and any Common Stock beneficially owned pursuant to any equity awards granted to a member of the Board or employee.

(z)	“Lead Independent Director” shall have the meaning set forth in the Lead Independent Director Charter of the Company.

(aa)	“NASDAQ” shall mean The Nasdaq Stock Market LLC.

(bb)	“New Parent Interests” shall have the meaning given to such term in the Plan.

(cc)	“Person” shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust, syndicate or other entity.

(dd)	“Plan” shall mean the Amended Joint Plan of Reorganization of DocuData Solutions, L.C. and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 826].

(ee)	“Preferred Stock” shall mean the Series A Participating Preferred Stock, without par value, of the Company having such rights and preferences as are set forth in the form of Certificate of Designations set forth as Exhibit A hereto, as the same may be amended from time to time.

(ff)	“Purchase Price” shall have the meaning set forth in Section 7(b).

(gg)	“Redemption Date” shall have the meaning set forth in Section 23(b).

(hh)	“Redemption Price” shall have the meaning set forth in Section 23(a).

(ii)	“Related Persons” shall mean, as to any Person, (a) such Person’s Affiliates or Associates and (b) any Persons with whom such Person is acting (or deemed to be acting) as a “group” as such term is defined in Section 16 of the Exchange Act.

(jj)	“Spread” shall have the meaning set forth in Section 11(a)(iii).

(kk)	“Stock Acquisition Date” shall mean the first date of (i) public announcement (which, for purposes of this definition, shall include a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such and (ii) the public disclosure of facts by the Company or an Acquiring Person that reveals the existence of an Acquiring Person or indicating that an Acquiring Person has become an Acquiring Person.

(ll)	“Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which an amount of securities or other ownership interests having ordinary voting power sufficient to elect at least a majority of the directors or other Persons having similar functions of such corporation or other entity are at the time, directly or indirectly, beneficially owned, or otherwise controlled by such Person.

(mm)	“Summary of Rights” shall mean the Summary of Rights to Purchase shares of Preferred Stock substantially in the form of Exhibit C hereto.

(nn)	“Trading Day” shall mean a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

(oo)	“Trust” shall have the meaning set forth in Section 24(f).

2.	Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-rights agent appointed by the Company.

3.	Issuance of Right Certificates.

(a)	On the Record Date, or as soon as practicable thereafter, the Company will send (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is directed in writing by the Company and provided with all necessary information and documents) a copy of the Summary of Rights to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Related Persons of any Acquiring Person), at the address of such holder shown on the records of the Company or transfer agent or register for Common Stock. With respect to certificates representing shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by such shares of Common Stock registered in the names of the holders thereof together with the Summary of Rights, and not by separate Rights Certificates. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock together with the Summary of Rights. Until the earlier of the Distribution Date and the Expiration Date, the transfer of any shares of Common Stock outstanding on the Record Date (whether represented by certificates or evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer), shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(b)	Rights shall be issued, without any further action, in respect of all shares of Common Stock that become outstanding (whether originally issued or delivered from the Company’s treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date; provided, however, that Rights also shall be issued to the extent provided in Section 22 hereof. Confirmation and account statements sent to holders of Common Stock for book entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date shall bear a legend substantially in the following form:

“[This certificate] [These shares] also evidence[s] and entitle[s] the holder hereof to certain Rights as set forth in a Rights Agreement between XBP Europe Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company or any successor Rights Agent (the “Rights Agent”), dated as of July 29, 2025, as the same may be amended or supplemented from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and will no longer be evidenced by [this certificate] [these shares]. The Company will mail to the holder of [this certificate] [these shares] a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefor.

Under certain circumstances, as set forth in the Rights Agreement, Rights that are Beneficially Owned by any Person who is, was or becomes an Acquiring Person or any Related Persons thereof (as such capitalized terms are defined in the Rights Agreement), or specified transferees of such Acquiring Person (or Related Persons thereof) may become null and void and will no longer be transferable.”

(c)	With respect to all certificates representing shares of Common Stock containing the foregoing legend, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates.

(d)	With respect to Common Stock in book entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Stock shall be evidenced by such Common Stock alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(e)	Notwithstanding paragraph (b), the omission of the legend or the failure to send, deliver or provide the registered owner of shares of Common Stock a copy of the Summary of Rights shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(f)	In the event that the Company purchases or otherwise acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be cancelled and retired so that the Company is not entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

(g)	Until the Distribution Date, the Rights shall be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company).

(h)	As soon as practicable after the Distribution Date, the Company will prepare and execute, and the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents, at the expense of the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Related Persons of an Acquiring Person), at the address of such holder shown on the records of the Company, the Right Certificates, evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by such Right Certificates, and the Right Certificates and the Rights shall be transferable separately from the transfer of Common Stock. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm the same in writing on or prior to the next following Business Day. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

4.	Form of Right Certificates. The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such changes or marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths (1/1,000) of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

5.	Countersignature and Registration.

(a)	The Right Certificates shall be duly executed on behalf of the Company by its Chairperson of the Board, its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature or by other customary means of electronic transmission. Upon written request by the Company, the Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature or by other customary means of electronic transmission, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned, either manually or by facsimile or by other customary means of electronic transmission. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)	Following the Distribution Date and receipt by the Rights Agent of written notice of such occurrence and of all other necessary information and documentation, as provided in Section 3(a) hereof, the Rights Agent will keep, or cause to be kept, at its office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)	Subject to the provisions of Section 14, at any time after the Distribution Date, and prior to the earliest of the Redemption Date and the Final Expiration Date, any Right Certificate (other than a Right Certificate representing Rights that have become null and void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender (together with any required form of assignment and certificate duly executed and properly completed) the Right Certificate to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate or the Related Persons thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Related Persons has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company or the Rights Agent shall reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from the holders of the Right Certificates of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

(b)	Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate (other than any Right Certificate representing Rights that have become null and void pursuant to Section 11(a)(ii), that have been redeemed pursuant to Section 23 or that have been exchanged pursuant to Section 24), the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Right Certificate or the Related Persons thereof, or of any other Person with which such Beneficial Owner or any of such Beneficial Owner’s Related Persons has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company, as the Company or the Rights Agent shall request (including a signature guarantee and such other documentation as the Rights Agent may reasonably request), and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company’s or the Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of mutilation, upon surrender to the Rights Agent and cancellation of the Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)	Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in lieu of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

7.	Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)	The registered holder of any Right Certificate (other than a holder whose Rights have become void pursuant to Section 11(a)(ii), have been redeemed pursuant to Section 23 or have been exchanged pursuant to Section 24) may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the appropriate form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the offices of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right that is exercised is then exercisable and an amount equal to any applicable transfer tax or charges required to be paid pursuant to Section 9, prior to the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed pursuant to Section 23, and (iii) the time at which the Rights are exchanged pursuant to Section 24.

(b)	The purchase price to be paid upon the exercise of each Right to purchase one one-thousandth (1/1,000) of a share of Preferred Stock represented by a Right shall initially be an amount equal to five (5) times the Current Per Share Market Price of the Common Stock as of the Stock Acquisition Date (the “Purchase Price”) and shall be payable in lawful money of the United States of America in accordance with Section 7(c). Each Right shall initially entitle the holder to acquire one one-thousandth (1/1,000) of a share of Preferred Stock upon exercise of the Right. The Purchase Price and the number of shares Preferred Stock or other securities for which a Right is exercisable shall be subject to adjustment from time to time as provided in Sections 11 and 13.

(c)	Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate properly completed and duly executed, accompanied by payment of the Purchase Price for the number of Rights exercised and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 by cash, certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock (or from the Company if there shall be no such transfer agent, or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Preferred Stock depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request; (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares of Preferred Stock in accordance with Section 14 or Section 24; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated in writing by such holder; and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to this Agreement, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

(d)	If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e)	Notwithstanding anything in this Agreement or the Right Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities of the Company upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the appropriate form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Related Persons thereof, as the Company and the Rights Agent shall reasonably request

8.	Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. At the expense of the Company, the Rights Agent shall deliver all canceled Right Certificates which have been canceled by the Rights Agent to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.	Status and Availability of Preferred Stock.

(a)	The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)	The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates (or entry in the book-entry account system of the Company) for such shares of Preferred Stock (subject to payment of the Purchase Price and compliance with all other applicable provisions of this Agreement), be duly and validly authorized and issued and fully paid and non-assessable shares.

(c)	The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, and shall not be required to issue or to deliver any certificates or depositary receipts for shares of Preferred Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s and the Rights Agent’s reasonable satisfaction that no such tax is due.

10.	Preferred Stock Record Date. Each Person in whose name any certificate (or entry in the book-entry account system of the Company) for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate or book-entry shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the shares of Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of shares of Preferred Stock for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.	Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights.

(a)	General.

(i)	In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the Preferred Stock payable in Preferred Stock, (ii) subdivide the outstanding Preferred Stock, (iii) combine the outstanding Preferred Stock into a smaller number of Preferred Stock or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the Preferred Stock issuable upon exercise of one (1) Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, the adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)	Subject to the second paragraph of this Section 11(a)(ii) and to Section 24, from and after the Stock Acquisition Date, each holder of a Right shall have a right to receive, upon exercise of each Right at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths (1/1,000) of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing (A) the product of (x) the current Purchase Price and (y) the number of one one-thousandths (1/1,000) of a share of Preferred Stock for which a Right is then exercisable by (B) fifty percent (50%) of the then Current Per Share Market Price of the Company’s Common Stock (determined pursuant to Section 11(d)) on the Stock Acquisition Date.

From and after the Stock Acquisition Date, any Rights that are or were acquired or Beneficially Owned by (i) an Acquiring Person (or any Related Persons of such Acquiring Person), (ii) a transferee of any Acquiring Person (or of any such Related Persons) who becomes such a transferee after the Acquiring Person becomes an Acquiring Person or (iii) a transferee of an Acquiring Person (or of any such Related Persons) who becomes such a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and who receives such Rights (A) with actual knowledge that the transferor is or was an Acquiring Person or (B) pursuant to either (x) a transfer (whether or not for consideration) from the Acquiring Person (or any such Related Persons) to holders of equity interests in such Acquiring Person (or any such Related Persons) or to any Person with whom the Acquiring Person (or such Related Persons) has any continuing agreement, arrangement, understanding or relationship (whether or not in writing) regarding the transferred Rights or (y) a transfer which the Board by a Disinterested Board Majority has determined is part of a plan, arrangement or understanding (whether or not in writing) which has as a primary purpose or effect of the avoidance of this Section 11(a)(ii), (each such Person described in (i)-(iii) above, an “Excluded Person”) shall, in each such case, be null and void, and any holder of such Rights (whether or not such holder is an Acquiring Person or an Related Persons of an Acquiring Person) shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificates shall be issued pursuant to Sections 3, 6, 7(d) or 11 or otherwise hereof that represents Rights that are or have become null and void pursuant to the provisions of this paragraph and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this paragraph shall, upon receipt of written notice directing it to do so, be canceled by the Rights Agent.

(iii)	If there are not sufficient authorized but unissued shares of Common Stock to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) or the exchange of the Rights in accordance with Section 24, or should the Board so elect, the Company may, upon approval by the Board by a Disinterested Board Majority, with respect to such deficiency, (i) determine the excess (the “Spread”) of (A) the value of the Common Stock issuable upon the exercise of a Right as provided in Section 11(a)(ii) (the “Current Value”) over (B) the Purchase Price, and (ii) with respect to each Right, make adequate provision to substitute for such Common Stock, upon payment of the applicable Purchase Price, any one or more of the following having an aggregate value determined by the Board to be equal to the Current Value: (A) cash, (B) a reduction in the Purchase Price, (C) Common Stock or other equity securities of the Company (including shares, or units of shares, of preferred stock which the Board has determined to have the same value as Common Stock (“Common Stock Equivalents”)), (D) debt securities of the Company or (E) other assets, property or instruments. The Company shall provide the Rights Agent with prompt reasonably detailed written notice of any final determination under the previous sentence.

If the Board by a Disinterested Board Majority shall determine in good faith that additional Common Stock should be authorized for issuance upon exercise in full of the Rights, the Company may suspend the exercisability of the Rights in order to seek any authorization of additional shares, decide the appropriate form of distribution to be made, and determine the value thereof. If the exercisability of the Rights is suspended pursuant to this Section 11(a)(iii) the Company shall make a public announcement, and shall promptly deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. When the suspension is no longer in effect, the Company shall make another public announcement, and promptly deliver to the Rights Agent a statement, so stating. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Per Share Market Price of the Common Stock (as determined pursuant to Section 11(d)(i)) as of the Stock Acquisition Date, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

(b)	If the Company fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Stock”)) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per Preferred Stock or Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the then Current Per Share Market Price of the Preferred Stock (as determined pursuant to Section 11(d)(ii)) on such record date, the Purchase Price to be in effect after such record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be (A) the number of Preferred Stock outstanding on such record date plus (B) the number of Preferred Stock which the aggregate offering price of the total number of Preferred Stock or Equivalent Preferred Stock to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such Current Per Share Market Price and (ii) the denominator of which shall be (A) the number of Preferred Stock outstanding on such record date plus (B) the number of additional Preferred Stock or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible); provided, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one (1) Right. If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board by a Disinterested Board Majority, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)	If the Company fixes a record date for the making of a distribution to all holders of the Preferred Stock (including any distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving Person) or evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be the then Current Per Share Market Price of the Preferred Stock (as determined pursuant to Section 11(d)(ii)) on such record date, less the fair market value (as determined in good faith by the Board by a Disinterested Board Majority, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one Preferred Stock and (ii) the denominator of which shall be the then Current Per Share Market Price of the Preferred Stock (as determined pursuant to Section 11(d)(ii)); provided, that in no event shall the consideration to be paid upon the exercise of one (1) Right be less than the aggregate par value of the Preferred Stock to be issued upon exercise of one (1) Right. Such adjustments shall be made successively whenever such a record date is fixed. If such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)	Current Per Share Market Price.

(i)	For the purpose of any computation hereunder, the “Current Per Share Market Price” of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days immediately prior to such date; provided, that if the Current Per Share Market Price of the security is determined during a period (i) following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or other securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security, and (ii) prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price or, if no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by NASDAQ, or, if on any such date the security is not quoted by NASDAQ, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board. If on any such date no such market maker is making a market in the security, the fair value of the security on such date as determined in good faith by the Board shall be used.

(ii)	For the purpose of any computation hereunder, the “Current Per Share Market Price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock are not publicly traded, the “Current Per Share Market Price” of the Preferred Stock shall be conclusively deemed to be the Current Per Share Market Price of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one thousand. If neither the Common Stock nor the Preferred Stock are publicly held or so listed or traded, “Current Per Share Market Price” means the fair value per share as determined in good faith by the Board by a Disinterested Board Majority, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e)	No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth (1/1,000) of a share of Preferred Stock or one one-thousandth (1/1,000) of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three (3) years from the date of the transaction which requires such adjustment.

(f)	If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a) through 11(c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)	All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)	Unless the Company exercises its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandth (1/1,000) of a share of Preferred Stock (calculated to the nearest one one-thousandth (1/1,000) of a share of Preferred Stock) obtained by (i) multiplying the number of one one-thousandth (1/1,000) of a share of Preferred Stock covered by a Right immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)	The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-thousandth (1/1,000)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been distributed, shall be at least ten (10) days after the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)	Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k)	Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Preferred Stock at such adjusted Purchase Price.

(l)	If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may defer, until the occurrence of such event, issuing to the holder of any Right exercised after such record date shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring adjustment.

(m)	Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) combination or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any Preferred Stock at less than the Current Per Share Market Price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) dividends on Preferred Stock payable in Preferred Stock, or (v) issuance of any rights, options or warrants referred to in Section 11(b) made by the Company after the date of this Agreement to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)	If, at any time after the date of this Agreement and prior to the Distribution Date, the Company (i) declares or pays any dividend on the Common Stock payable in Common Stock or (ii) effects a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise other than by payment of dividends in Common Stock) into a greater or lesser number of Common Stock, then in any such case (A) the number of one one-thousandths (1/1,000) of a share of Preferred Stock purchasable after such event upon exercise of each Right shall be determined by multiplying the number of one one-thousandths (1/1,000) of a Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Stock outstanding immediately before such event and the denominator of which is the number of Common Stock outstanding immediately after such event, and (B) each Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is affected.

12.	Certificate of Adjustment. Whenever an adjustment or any event affecting the Rights or their exercisability (including an event that causes Rights to become null and void) occurs or is made as provided in Sections 11 and 13, the Company shall promptly (i) prepare a certificate setting forth such adjustment and a reasonably detailed statement of the facts, computation, methodology and accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate, and (iii) if such adjustment occurs following a Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25. The Rights Agent shall be entitled to rely on any such certificate and on any adjustment or statement therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall the Rights Agent be deemed to have knowledge of such an adjustment or any such event, unless and until it shall have received such certificate. Notwithstanding the foregoing sentence, but without limiting any of the rights or immunities of the Rights Agent, the failure of the Company to make such certification or give such notice shall not affect the validity of, or the force or effect of, the requirement for such adjustment. Any adjustment to be made pursuant to Section 11 or 13 hereof shall be effective as of the date of the event giving rise to such adjustment.

13.	Consolidation, Merger or Sale or Transfer of Assets, Cash Flow or Earning Power.

(a)	If, at any time after a Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other Person; (ii) any Person consolidates with the Company, or merges with and into the Company, and the Company is the continuing or surviving Person of such merger and, in connection with such merger, all or part of the Common Stock are or will be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or (iii) the Company sells or otherwise transfers (or one (1) or more of its Subsidiaries sell or otherwise transfer), in one (1) or more transactions, assets or Earning Power aggregating fifty person (50%) or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one (1) or more of its wholly owned Subsidiaries, then proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall have the right to receive, upon the exercise of each Right at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths (1/1,000) of a share of Preferred Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Stock, such number of Common Stock of such other Person (including the Company as successor thereto or as the surviving Person) equal to the result obtained by dividing (I) the product of (x) the then current Purchase Price and (y) the number of one one-thousandths (1/1,000) of a share of Preferred Stock for which a Right is then exercisable by (II) fifty percent (50%) of the then Current Per Share Market Price of the Common Stock of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (B) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take steps (including the reservation of a sufficient number of shares of its common stock in accordance with Section 9) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable in relation to the common stock thereafter deliverable upon the exercise of the Rights.

(b)	The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for such issuer’s compliance with this Section 13. The Company shall not enter into any transaction of the kind referred to in this Section 13 if, at the time of such transaction, there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall apply to successive mergers or consolidations or sales or other transfers.

(c)	For purposes of this Agreement, the “Earning Power” of the Company and its Subsidiaries shall be determined in good faith by the Company’s Board on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three (3) fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three (3) full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

14.	Fractional Rights and Fractional Shares.

(a)	The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may instead pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

(b)	The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock) upon exercise of the Rights, to distribute certificates which evidence fractional shares of Preferred Stock or to register fractional shares of Preferred Stock in the Company’s share register (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an agreement between the Company and a depositary selected by the Company; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Preferred Stock as the fraction of one share of Preferred Stock that such holder would otherwise receive upon the exercise of the aggregate number of rights exercised by such holder. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

(c)	For purposes of this Section 14, the closing price for any day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported by NASDAQ, or if on any such date the Rights or Preferred Stock, as applicable, are not listed on NASDAQ, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights or Preferred Stock, as applicable, selected by the Board. If on any such date no such market maker is making a market in the Rights or Preferred Stock, as applicable, the fair value of the Rights or Preferred Stock, as applicable, on such date as determined in good faith by the Board shall be used.

(d)	The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right (except as provided in this Section 14).

(e)	Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under any section of this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.	Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of shares of the Common Stock). Any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of shares of the Common Stock) may, without the consent of the Rights Agent or of the holder of any other Right Certificate, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and will be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations hereunder, of the Company.

16.	Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)	prior to the Distribution Date, the Rights shall be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock registered in the names of the holders of Common Stock (which Common Stock shall also be deemed to represent certificates for Rights) or, in the case of certificated shares, the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for shares of Common Stock also constitute certificates for Rights) and each Right is transferable only in connection with the transfer of the Common Stock;

(b)	after the Distribution Date, the Right Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with the appropriate form of certification, properly completed and duly executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may reasonably request;

(c)	the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or, in the case of uncertificated Common Stock, by the book-entry that evidences record ownership of such Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate or book-entry made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)	notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its or their obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

17.	Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends, or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

18.	Concerning the Rights Agent.

(a)	The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon, and, from time to time, on demand of the Rights Agent, to reimburse the Rights Agent for all of its reasonable, documented, out-of-pocket expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, administration, execution and amendment, of this Agreement and the exercise and performance of its duties hereunder. The Company also covenants and agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including the reasonable fees and expenses of legal counsel) that may be paid, incurred or suffered by it, or which it may become subject, without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the execution, acceptance and, administration of, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim or liability arising therefrom or in connection therewith, directly or indirectly. The provisions under this Section 18 and Section 20 below shall survive the expiration of the Rights and the termination of this Agreement and the resignation, replacement or removal of the Rights Agent. The Rights Agents’ reasonable, documented, out-of-pocket costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company to the extent that the Rights Agent is successful in so enforcing its right of indemnification.

(b)	The Rights Agent shall be fully authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in each case in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing.

(c)	Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d)	The Company hereby authorizes the Rights Agent to deduct from all payments disbursed by the Rights Agent to the holders of the Rights, if applicable, the tax required to be withheld pursuant to the Internal Revenue Code of 1986, as amended, or by any other applicable federal or state statutes in effect as of the date hereof or subsequently enacted, and to make the necessary returns and payments of such tax to the relevant taxing authority. The Company will provide withholding and reporting instructions in writing to the Rights Agent from time to time as relevant, and upon request of the Rights Agent. The Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except as specifically instructed by the Company.

19.	Merger or Consolidation or Change of Name of Rights Agent.

(a)	Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stockholder services, stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; but only if such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned, and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)	If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

20.	Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)	The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith and willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in accordance with such advice or opinion.

(a)	Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairperson of the Board, Chief Executive Officer or Lead Independent Director, provided that such Chairperson, Chief Executive Officer or Lead Independent Director shall not have a conflict with respect to the matters being certified, and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in the absence of gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) under the provisions of this Agreement in reliance upon such certificate.

(b)	The Rights Agent shall be liable hereunder only for its and its directors’, officers’, employees’ and representatives’ own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary in this Agreement notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(c)	The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates or be required to verify the same (except as to its countersignature on such Right Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

(d)	The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11 hereof) or any change or adjustment in the terms of the Rights required under the provisions of Sections 3, 11, 23 or 24 hereof (provided, that the foregoing does not nullify any express duties the Rights Agent may have in such Sections herein) or responsible for the manner, method or amount thereof or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

(e)	The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(f)	The Rights Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from the Chair of the Board, and to apply to such officers for advice or written instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with written instructions of any such officer or for any delay in acting while waiting for such instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent written instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

(g)	The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

(h)	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(i)	No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of its business as Rights Agent) or in the exercise of its rights if the Rights Agent reasonably believes, after consultation with counsel, that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(j)	If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Board.

(k)	The provisions of this Section 20 are solely for the benefit of the Rights Agent, the Board or the Company and any failure or omission under this Section 20 shall not affect the rights of the Company or the Board under this Agreement and none of the Rights Agent, the Board nor the Company shall have any liability to any holder of Rights or other Person on account of such failure or omission.

21.	Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company, and in the event that the Rights Agent or one or more of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the registered holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then any registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person (other than a natural person) organized and doing business in good standing under the laws of the United States or of the State of New York or of any other state of the United States, having an office in the State of New York or authorized under such laws to exercise corporate trust, stock transfer or stockholder services powers and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.	Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the earliest of the Redemption Date, or the Final Expiration Date, the Company may, with respect to Common Stock so issued or sold, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

23.	Redemption and Termination.

(a)	The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

(b)	Immediately upon the time of the effectiveness of the redemption of the Rights or such earlier time as may be determined by the Board in the action ordering such redemption (although not earlier than the time of such action) (the “Redemption Date”), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice to the Rights Agent); provided, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) Business Days after action of the Board ordering the redemption of the Rights, the Company shall mail, or cause the Rights Agent to mail (at the expense of the Company), a notice of redemption to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Related Persons may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, other than in connection with the purchase of Common Stock prior to the Distribution Date.

24.	Exchange.

(a)	The Board may, at its option, at any time after the Stock Acquisition Date, exchange all or part of the then-outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii)) for Common Stock at an exchange ratio of one share of Common Stock per one one-thousandths (1/1,000) of a share of Preferred Stock represented by a Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). From and after the occurrence of an event specified in Section 13(a), any Right that theretofore has not been exchanged pursuant to this Section 24 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

(b)	Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give reasonably detailed written notice of any such exchange to the Rights Agent and shall promptly give public notice of any such exchange; provided, that the failure to give, or any defect in, any such notice shall not affect the validity of such exchange. Within ten (10) Business Days after action by the Board ordering the exchange of any Rights pursuant to Section 24(a), the Company shall mail, or cause the Rights Agent to mail, a notice of any such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(i)) held by each holder of Rights.

(c)	In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Stock or Common Stock Equivalents for Common Stock exchangeable for Rights, at the initial rate of one one-thousandth of a share of Preferred Stock (or an appropriate number of Common Stock Equivalents) for each Common Stock, as appropriately adjusted.

(d)	If there shall not be sufficient Common Stock, Preferred Stock or Common Stock Equivalents authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall use its reasonable efforts to authorize additional Common Stock, Preferred Stock or Common Stock Equivalents for issuance upon exchange of the Rights

(e)	The Company shall not be required to issue fractions of Common Stock or to distribute certificates which evidence fractional Common Stock. In lieu of issuing fractional Common Stock, the Company may instead pay to the registered holders of the Right Certificates with regard to which such fractional Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of a whole Common Stock. For the purposes of this Section 24(e), the current per share market value of a whole Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f)	Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish. Without limiting the preceding sentence, the Board may (i) in lieu of issuing Common Stock or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity (the “Trust”) created upon such terms as the Board may determine to hold all or a portion of the Exchange Property for the benefit of the Exchange Recipients, (ii) permit the Trust to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in the Trust and (iii) direct that all holders of Rights entitled to receive Exchange Property shall be entitled to receive such Exchange Property only from the Trust and only upon compliance with the relevant terms and provisions of the Trust and subject to such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange of Rights, the Company may require (or cause the trustee or other governing body of the Trust to require), as a condition thereof, that any Exchange Recipient provide evidence that it is not an Acquiring Person, including evidence of the identity of the current or former Beneficial Owners thereof and their Related Persons. If any Person shall fail to comply with any request to provide such evidence, the Company shall be entitled conclusively to deem the Rights held by such Person to be null and void pursuant to Section 11(a)(ii) and not transferable or exercisable or exchangeable in connection herewith. In the event that the Board determines, before the Distribution Date, to effect an exchange, the Board may delay the occurrence of the Distribution Date to such time as the Board deems advisable.

25.	Notice of Certain Events.

(a)	If the Company shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend); (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock); (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one (1) or more of its Subsidiaries to effect any sale or other transfer), in one (1) or more transactions, of fifty percent (50%) or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person; (v) to effect the liquidation, dissolution or winding-up of the Company; or (vi) to declare or pay any dividend on the Common Stock payable in Common Stock, or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26, a reasonably detailed notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of the Common Stock or Preferred Stock or both, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) Business Days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock or Preferred Stock or both, whichever shall be the earlier.

(b)	The Company shall, as soon as practicable after a Stock Acquisition Date, give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26, a notice that describes the transaction in which a Person became an Acquiring Person and the consequences of the transaction to holders of Rights under Section 11(a)(ii).

26.	Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if in writing and when sent by overnight delivery service or first-class mail, postage prepaid, properly addressed (until another address is filed in writing with the Rights Agent) as follows:

XBP Europe Holdings, Inc.
2701 East Grauwyler Rd.
Irving, Texas 75061
Attention: General Counsel

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be deemed given upon receipt and shall be sufficiently given or made if in writing when sent by overnight delivery service or registered or certified mail properly addressed (until another address is filed in writing with the Company) as follows:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Compliance Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if in writing, when sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.	Supplements and Amendments. The Company may from time to time, and the Rights Agent shall if the Company so directs in writing, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Related Persons). For the avoidance of doubt, the Company shall be entitled to adopt and implement such procedures and arrangements (including with third parties) as it may deem necessary or desirable to facilitate the exercise, exchange, trading, issuance or distribution of the Rights (and Preferred Stock) as contemplated hereby and to ensure that an Excluded Person does not obtain the benefits thereof, and amendments in respect of the foregoing shall not be deemed to adversely affect the interests of the holders of Rights. Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent, subject to certification by any of the officers of the Company listed in Section 20(a) that any such supplement or amendment complies with this Section 27. Notwithstanding anything in this Agreement to the contrary, the Rights Agent shall not be required to execute any supplement or amendment to this Agreement that it has reasonably determined would adversely affect its own rights, duties, obligations or immunities hereunder. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

28.	Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29.	Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or entity other than the Company, the Rights Agent and the registered holders of the Right Certificates any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

30.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

31.	Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware; provided, that all provisions regarding the rights, duties, liabilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

32.	Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

33.	Descriptive Headings and Construction. Descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. In this Agreement, (i) the word “including” (in its various forms) means “including, without limitation,” and (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement.

34.	Administration. Other than with respect to rights, duties, obligations and immunities of the Rights Agent, the Board (or a duly authorized committee of the Board) shall have the exclusive power and authority by a Disinterested Board Majority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board (or a duly authorized committee of the Board) by a Disinterested Board Majority in good faith shall be final, conclusive and binding on the Company, the Rights Agent, holders of the Rights and all other parties and shall not subject the Board (or a duly authorized committee of the Board) to any liability to the holders of the Rights. The Rights Agent is entitled always to assume that the Board (or a duly authorized committee of the Board) acted in good faith and shall be fully protected and incur no liability in reliance thereon.

35.	Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

[Signature Page Follows]

The parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

XBP EUROPE HOLDINGS, INC.

By	/s/ Dejan Avramovic
Name:	Dejan Avramovic
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[Signature Page to Rights Agreement]

EXHIBIT A

FORM

of

CERTIFICATE OF DESIGNATIONS

of

SERIES A PARTICIPATING PREFERRED STOCK

of

XBP EUROPE HOLDINGS, INC.

_______________________________________________________________

(Pursuant to Section 151 of the Delaware General Corporation Law)

_______________________________________________________________

XBP Europe Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) as required by Section 151 of the General Corporation Law on July 29, 2025:

RESOLVED, that pursuant to the authority vested in the Board in accordance with the provisions of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), a series of Preferred Stock, without par value, of the Corporation (“Preferred Stock”) be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.      Designation and Amount. The shares of this series shall be designated as Series A Participating Preferred Stock (the “Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 60,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Exhibit A-1

Section 2.      Dividends and Distributions.

(A)            Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock of the Corporation) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)            Dividends due pursuant to paragraph (A) of this Section 2 shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.      Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)            Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Exhibit A-2

(B)            Except as otherwise provided in the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)            Except as set forth herein or in the Certificate of Incorporation, or as otherwise required by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.      Certain Restrictions.

(A)            Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)            declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

(ii)           declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)          redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding-up) to the Series A Preferred Stock; or

(iv)          redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.      Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall take all such actions as are necessary to cause all such shares to become authorized but unissued shares of Preferred Stock that may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Exhibit A-3

Section 6.      Liquidation, Dissolution or Winding-Up.

(A)            Upon any liquidation, dissolution or winding-up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to $1,000 per share, plus an amount equal to any accrued and unpaid dividends thereon; provided, that the holders of Series A Preferred Stock shall be entitled to receive an aggregate an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of Common Stock. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)            If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C)            Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding-up of the Corporation within the meaning of this Section 6.

Section 7.      Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Exhibit A-4

Section 8.      Amendment. While any Series A Preferred Stock is issued and outstanding, the Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class. In addition to the rights, preferences and privileges accorded to the Series A Preferred Stock herein, the Series A Preferred Stock shall have the rights, privileges and preferences, and be subject to the limitations, accorded generally to the Preferred Stock in the Certificate of Incorporation of the Corporation.

Section 9.      Rank. The Series A Preferred Stock shall be of equal rank with respect to the payment of dividends and upon liquidation, dissolution and winding-up, to all other series of Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10.      No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its duly authorized officer this 29th day of July 2025.

XBP EUROPE HOLDINGS, INC.

By:
Name:	Andrej Jonovic
Title:	Chief Executive Officer

Exhibit A-5

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-______________	Rights______________

NOT EXERCISABLE AFTER THE FINAL EXPIRATION DATE OR EARLIER IF REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY RELATED PERSONS THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID.

Right Certificate

XBP EUROPE HOLDINGS, INC.

This certifies that ___________________________, or his, her or its registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement (as may be amended from time to time, the “Rights Agreement”), dated as of July 29, 2025, between XBP Europe Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (or any successor rights agent) (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Final Expiration Date (as such term is defined in the Rights Agreement) or earlier under certain circumstances set forth in the Rights Agreement, at the office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Participating Preferred Stock, without par value, of the Company (the “Preferred Stock”), at a purchase price equal to five (5) times the Current Per Share Market Price of the Common Stock as of the Stock Acquisition Date per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed, accompanied by such documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [▪], 2025, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or a Related Person of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by this reference and made a part hereof, and to which Rights Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the office or offices of the Rights Agent designated for such purpose.

Exhibit B-1

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, accompanied by such documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, at the Company’s option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, Preferred Stock, cash, debt securities, or other assets, property or instruments. The shares and other securities transferred as part of the exchange may be transferred to a trust created upon such terms as the Board may determine.

No fractional Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________.

Attest:	XBP EUROPE HOLDINGS, INC.

By:

Countersigned:

Rights Agent

By:

Authorized Signature

Exhibit B-2

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED, _____________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________, Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Date	Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stockbroker or savings and loan association with membership in an approved signature medallion program).

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or a Related Person thereof and are not issued with respect to Common Stock underlying a Derivative Position described in the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate – continued

Exhibit B-3

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate.)

TO XBP EUROPE HOLDINGS, INC.:

The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such Preferred Stock be issued in the name of:

Please insert Social Security or other identifying number:	.

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number:	.

(Please print name and address)

Dated:

Signature

(Signature must conform to the holder specified on the Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stockbroker or savings and loan association with membership in an approved signature medallion program).

Form of Reverse Side of Right Certificate – continued

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or a Related Person thereof and are not issued with respect to Common Stock underlying a Derivative Position described in the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Signature

Exhibit B-4

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event that the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

Exhibit B-5

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY RELATED PERSONS THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, MAY BECOME NULL AND VOID

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

On July 29, 2025, the Board of XBP Europe Holdings, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), outstanding on August 15, 2025 (the “Record Date”) to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Preferred Stock, without par value, of the Company (the “Preferred Stock”), at a price equal to five (5) times the Current Per Share Market Price of the Common Stock as of the Stock Acquisition Date per one one-thousandth of a share of Preferred Stock represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of July 29, 2025, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (or any successor rights agent), as it may from time to time be amended or supplemented pursuant to its terms. Capitalized terms used but not defined in this summary have the meanings ascribed to such terms in the Rights Agreement.

Until the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date, or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or Exempt Persons) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would become an Acquiring Person (the earlier of such dates, the “Distribution Date”), the Rights will be evidenced by Common Stock certificates with a copy of this Summary of Rights attached thereto (unless such Rights are recorded in book-entry); provided, that each certificate (or other evidence of book-entry or other uncertificated ownership) representing Common Stock outstanding as of the Close of Business on the Record Date evidencing the Rights shall be deemed to incorporate by reference the terms of the Rights Agreement.

A Person shall not be deemed to be an Acquiring Person if such Person, together with all Related Persons of such Person, at the Effective Time (after giving effect to any additional shares issuable pursuant to clause (iii) of the definition of Exempt Transaction), is a Beneficial Owner of thirty percent (30%) or more of the Common Stock then outstanding (a “Grandfathered Stockholder”); provided, that if a Grandfathered Stockholder together with any Related Persons becomes, after such time, the Beneficial Owner (other than pursuant to grants or exercise of equity awards to a member of the Board or employee or any dividend or distribution on or reclassification of Company securities) of any additional Common Stock (regardless of whether, thereafter or as a result thereof, there is an increase, decrease or no change in the percentage of Common Stock then outstanding Beneficially Owned by such Grandfathered Stockholder together with any Related Persons) then such Grandfathered Stockholder shall be deemed to be an Acquiring Person unless, upon such acquisition of Beneficial Ownership of additional Common Stock, such Person together with any Related Persons is not the Beneficial Owner of greater than such Person’s Initial Percentage; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below thirty percent (30%) (after giving effect to any additional shares issuable pursuant to clause (iii) of the definition of Exempt Transaction), such Grandfathered Stockholder shall no longer be deemed to be a Grandfathered Stockholder. For the avoidance of doubt, in the event that after the Effective Time, any agreement, arrangement or understanding pursuant to which any Grandfathered Stockholder is deemed to be the Beneficial Owner of Common Stock expires, is settled in whole or in part, terminates or no longer confers any benefit to or imposes any obligation on the Grandfathered Stockholder, any direct or indirect replacement, extension or substitution of such agreement, arrangement or understanding with respect to the same or different Common Stock that confers Beneficial Ownership of Common Stock shall be considered the acquisition of Beneficial Ownership of additional Common Stock by the Grandfathered Stockholder and render such Grandfathered Stockholder an Acquiring Person for purposes of the Rights Agreement unless, upon such acquisition of Beneficial Ownership of additional Common Stock, such Person together with any Related Persons is not the Beneficial Owner of greater than such Person’s Initial Percentage.

Exhibit C-1

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”:

(i)	any securities that such Person or any of such Person’s Related Persons, owns directly or has the right, directly or indirectly, to acquire (whether such right is exercisable immediately, or only after the passage of time, compliance with regulatory requirements, the fulfillment of a condition, or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person’s Related Persons until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Rights;

(ii)	any securities that such Person or any of such Person’s Related Persons beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 of the General Rules and Regulations under the Exchange Act, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (ii) on account of an agreement, arrangement or understanding to vote such security that (X) arises solely from a revocable proxy given to such Person or any of such Person’s Related Persons in response to a public proxy solicitation made pursuant to and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act, and (Y) is not also then reportable by such Person or any of such Person’s Related Persons on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)	any securities that are beneficially owned, directly or indirectly, by any other Person (or any Related Persons thereof), if such Person or any of such Person’s Related Persons, has any agreement, arrangement or understanding (whether or not in writing) with such other Person or any of such other Person’s Related Persons for the purpose of acquiring, holding, voting (other than voting pursuant to a revocable proxy as described in the proviso to Section 1(d)(ii) of the Rights Agreement) or disposing of any securities of the Company; or

Exhibit C-2

(iv)	any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Position of such Person or any of such Person’s Related Persons, with the number of Common Stock deemed Beneficially Owned in respect of a Derivative Position being the notional or other number of Common Stock in respect of such Derivative Position (without regard to any short or similar position) that is specified in (i) one (1) or more filings with the Securities and Exchange Commission by such Person or any of such Person’s Related Persons or (ii) the documentation evidencing such Derivative Position as the basis upon which the value or settlement amount of such Derivative Position, or the opportunity of the holder of such Derivative Position to profit or share in any profit, is to be calculated in whole or in part (whichever of (i) or (ii) is greater), or if no such number of Common Stock is specified in such filings or documentation (or such documentation is not available to the Board), as determined by the Board in its reasonable discretion.

The Rights Agreement provides that, until the Distribution Date (or the earlier expiration or redemption of the Rights), the Rights will be transferred with and only with the Common Stock. New Rights will accompany any new Common Stock issued by the Company after the Record Date, until the Distribution Date (or the earlier expiration or redemption of the Rights). Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date or upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the Distribution Date, and such separate Right Certificates alone will evidence the Rights (unless such Rights are recorded in book-entry).

The Rights are not exercisable until the Distribution Date. The Rights will expire on the Close of Business on January 29, 2027 (the “Final Expiration Date”).

The Purchase Price payable, and the number of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 multiplied by the dividend declared per Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 multiplied by the payment made per Common Stock. Each Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each Preferred Stock will be entitled to receive 1,000 multiplied by the amount received per Common Stock.

Exhibit C-3

From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by this Right Certificate are or were acquired or Beneficially Owned by an Acquiring Person or a Related Person of an Acquiring Person, such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

If any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person and its Related Persons (all of which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock having a market value of two (2) times the exercise price of the Right. If the Board so elects, the Company may deliver upon payment of the exercise price of a Right an amount of cash, securities, or other property equivalent in value to the Common Stock issuable upon exercise of a Right.

If, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or fifty percent (50%) or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by any Person or group of a majority of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such Person or group which have become void), in whole or in part, at an exchange ratio of one Common Stock per Right (subject to adjustment). The shares and other securities transferred as part of the exchange may be transferred to a trust created upon such terms as the Board may determine.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase Price. No fractional Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time any Person becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by the Board without the consent of the holders of the Rights. However, from and after such time as any Person becomes an Acquiring Person, the Rights Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Related Persons).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. The foregoing summary of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Exhibit C-4